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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                PXRE Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                December 11, 1996
             ------------------------------------------------------
                Date of Report (Date of earliest event reported)

        Delaware                      0-15428                    06-1183996
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 (State or other juris-             (Commission              (I.R.S. Employer
diction of incorporation)           File Number)            Identification No.)

             399 Thornall Street, Fourteenth Floor, Edison, NJ 08837
            ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (908) 906-8100
               --------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 5.   Other Events.

         On December 11, 1996, pursuant to the Agreement and Plan of Merger between Transnational Re Corporation ("Transnational") and PXRE Corporation (the "Company"), dated August 22, 1996, as amended (the "Merger Agreement"), the merger of Transnational with and into the Company was completed (the "Merger"). As a result of the Merger, Transnational has ceased to exist and the Company will continue as the surviving corporation. In addition, Transnational's reinsurance subsidiary, Transnational Reinsurance Company, has become a subsidiary of PXRE Reinsurance Company, the reinsurance underwriting subsidiary of the Company.

         Pursuant to the Merger Agreement, each share of Class A Common Stock and Class B Common Stock of Transnational has been canceled, and holders of such shares have the right to exchange each such share for 1.0575 shares of Common Stock of the Company and cash in lieu of fractional shares.

         The American Stock Transfer & Trust Company has been retained by the Company to serve as Exchange Agent. Letters of Transmittal, together with instructions thereto, are expected to be provided promptly to Transnational stockholders so that such stockholders may exchange their shares for Common Stock of the Company and cash in lieu of fractional shares.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits.

                  Number           Exhibit
                  ------           -------
                  99               Press Release of PXRE Corporation,
                                   dated December 11, 1996.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    PXRE CORPORATION

Dated:  December 11, 1996                           By: /s/ F. Sedgwick Browne
                                                        -----------------------
                                                    F. Sedgwick Browne
                                                    Secretary

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                                  EXHIBIT INDEX

Exhibit No.          Exhibit                                              Page
-----------          -------                                              ----
99                   Press Release of PXRE Corporation,
                     dated December 11, 1996.

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